Exhibit 99.1

Critical Path, Inc. Announces Record Date for Special Meeting of Shareholders

San Francisco, CA, March 12, 2008 – Critical Path, Inc. (OTC: CPTH) (“Critical Path”), a leading provider of messaging software and services, announced today that it has established a record date for the special meeting of its shareholders to vote on proposals to adopt the previously announced merger agreement among Critical Path, CP Holdco, LLC, a Delaware limited liability company (“Parent”), and CP Merger Co., a California corporation and wholly owned subsidiary of Parent, and to adopt certain amendments to Critical Path’s Amended and Restated Articles of Incorporation as well as to adopt the Second Amended and Restated Articles of Incorporation as a whole. Critical Path’s shareholders of record at the close of business on Monday, March 17, 2008, will be entitled to vote at the special meeting.

Critical Path will file a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) which will include the date, time and locations of the special meeting.

About Critical Path

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse is designed to protect consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Critical Path has offices around the globe and its solutions are deployed by service providers throughout the world. More information is available at www.criticalpath.net.

Additional Information About the Transaction and Where to Find It

In connection with the proposed merger, Critical Path has filed a preliminary proxy statement and will file a definitive proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRITICAL PATH AND THE PROPOSED TRANSACTIONS. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Critical Path at www.sec.gov, the SEC’s website. Free copies of Critical Path’s SEC filings are also available on Critical Path’s website at www.criticalpath.net.

Participants in the Solicitation

Critical Path and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Critical Path’s shareholders with respect to the proposed transactions. Information regarding the officers and directors of Critical Path is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on November 29, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by Critical Path. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify Critical Path’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in Critical Path’s filings with the SEC (www.sec.gov) made from time to time, including Critical Path’s Form 10-Q for the quarter ended September 30, 2007 and all subsequent filings with the SEC. Critical Path makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo, Memova and the Memova logo and Messages that Matter are the trademarks of Critical Path, Inc., some of which are registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Nikki Gore	Investor Relations
415.408.5247	415.251.2500
cp-publicrelations@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net